UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2010
Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	1-6682	05-0155090
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02862
(Address of principal executive offices)	(Zip Code)
(401) 431-8697
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS
     This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve inherent risks and uncertainties. These statements relate to a securities offering that has not yet been completed and are qualified accordingly. Completion of the offering requires, among other things, the satisfaction or waiver of the conditions to closing specified in the Underwriting Agreement (as defined below), including the absence of a material adverse change to Hasbro, Inc., and other customary conditions. Therefore, actual outcomes and results may differ materially from what is expressed in those statements. The forward-looking statements contained in this report speak only as of the date hereof, and Hasbro, Inc. will not undertake efforts to revise those forward-looking statements to reflect events after this date.
Item 8.01. Other Events.
     On March 8, 2010, Hasbro, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $500,000,000 aggregate principal amount of 6.35% notes due 2040. The notes will be issued under a supplemental indenture with The Bank of Nova Scotia Trust Company of New York, as trustee. The offering of the notes is expected to close on March 11, 2010.
     As part of the Company’s overall debt management strategy and in furtherance of its targeted capital structure, the Company intends, subject to market and other conditions, to effectively replace its outstanding 2.75% convertible debentures due 2021 with the notes issued in the offering by using the net proceeds from the offering to repurchase and retire into treasury the number of shares resulting from the potential conversion of these debentures in order to offset the dilutive impact of such conversion. Any such share repurchase would be made in the open market pursuant to the Company’s share buyback program, the size of which the Company may choose to increase from previously announced levels. As of December 27, 2009, the Company had approximately $249.8 million in principal amount of these debentures outstanding. To the extent the net proceeds are not fully utilized by the foregoing, the Company plans to use the remaining net proceeds for general corporate and working capital purposes, which may include (but are not limited to) repayment of its indebtedness (including redemption of its convertible debentures to the extent they are not converted into the Company’s common stock), capital expenditures, acquisitions and additional repurchases of shares of its common stock.
     In order to furnish certain exhibits for incorporation by reference into the Company’s Registration Statement on Form S-3 (File No. 333-145947), previously filed with Securities and Exchange Commission, the Company is filing the Underwriting Agreement as Exhibit 1.1 to such Registration Statement.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

1.1	Underwriting Agreement dated as of March 8, 2010 by and among Hasbro, Inc. and Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.
By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Date: March 9, 2010

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated as of March 8, 2010 by and among Hasbro, Inc. and Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto.

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